SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 19, 2015

GEOVAX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52091	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380

Smyrna, Georgia 30080

(Address of principal executive offices) (Zip code)

(678) 384-7220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.  Except as required by law, the Registrant does not undertake to update its forward looking statements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 19, 2015 our Board of Directors appointed Randal D. Chase, Ph.D. to the Board of Directors.

Dr. Chase will participate in our existing non-employee director compensation plan. Accordingly, he has received a grant of options to purchase 26,400 shares on the date he was first appointed as a director and will receive a pro rata portion of the annual retainer for serving on the Board and compensation for Board meetings he attends. The options granted to Mr. Chase have a ten year term and vest in equal amounts over three years beginning on the first anniversary of his appointment. The exercise price is $0.15 per share.

Mr. Chase has not been appointed to any committees, nor has the Board made any determination to place him on specific committees. If he is appointed to committees he will be eligible to receive a pro-rated portion of the applicable annual retainers and compensation for meetings he attends. There was no arrangement or understanding between Dr. Chase and any person pursuant to which he was selected as a director. Dr. Chase has not been a party to any transaction with us that we would be obligated to report pursuant to Item 404(a) of Regulation S-K nor has any such transaction been proposed.

On March 23, 2015 the Registrant issued a press release (attached hereto as Exhibit 99.1) announcing the appointment of Dr. Chase to the Board of Directors

Item 9.01     Financial Statements and Exhibits

99.1      Press Release dated March 23, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2015

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer